EXHIBIT 3.2
AMENDED AND RESTATED BYLAWS
OF
CARDIOVASCULAR SYSTEMS, INC.
ARTICLE 1.
OFFICES
     1.1) Offices. The address of the registered office of the corporation shall be designated in the Articles of Incorporation, as amended from time to time. The principal executive office of the corporation shall be located at 651 Campus Drive, St. Paul, Minnesota 55112 or such other location, and the corporation may have offices at such other places within or without the State of Minnesota, as the Board of Directors shall from time to time determine or the business of the corporation requires.
ARTICLE 2.
MEETINGS OF SHAREHOLDERS
     2.1) Regular Meetings. Regular meetings of the shareholders of the corporation entitled to vote shall be held on an annual or other less frequent basis as shall be determined by the Board of Directors or by the chief executive officer; provided, that if a regular meeting has not been held during the immediately preceding 15 months, a shareholder or shareholders holding three percent or more of the voting power of all shares entitled to vote may demand a regular meeting of shareholders by written notice of demand given to the chief executive officer or chief financial officer of the corporation. At each regular meeting, the shareholders, voting as provided in the Articles of Incorporation and these Bylaws, shall elect qualified successors for directors who serve for an indefinite term or for directors whose terms have expired or are due to expire within six months after the date of the meeting, and shall transact such other business as shall come before the meeting. No meeting shall be considered a regular meeting unless specifically designated as such in the notice of meeting or unless all the shareholders entitled to vote are present in person or by proxy and none of them objects to such designation.
     2.2) Special Meetings. Special meetings of the shareholders entitled to vote may be called at any time by the Chairman of the Board, the chief executive officer, the chief financial officer, two or more directors, or a shareholder or shareholders holding 10 percent or more of the voting power of all shares entitled to vote who shall demand such special meeting by giving written notice of demand to the chief executive officer or the chief financial officer specifying the purposes of the meeting.
     2.3) Meetings Held Upon Shareholder Demand. Within 30 days after receipt by the chief executive officer or the chief financial officer of a demand from any shareholder or shareholders entitled to call a regular or special meeting of shareholders, the Board of Directors shall cause such meeting to be called and held on notice no later than 90 days after receipt of such demand. If the Board of Directors fails to cause such a meeting to be called and held, the shareholder or shareholders making the demand may call the meeting by giving notice as provided in Section 2.5 hereof at the expense of the corporation.

     2.4) Place of Meetings. Meetings of the shareholders shall be held at the principal executive office of the corporation or at such other place, within or without the State of Minnesota, as is designated by the Board of Directors, or if not so designated then as shall be specified in the respective notices or waivers of notice of such meetings, except that a regular meeting called by or at the demand of a shareholder shall be held in the county where the principal executive office of the corporation is located.
     2.5) Notice of Meetings. Except as otherwise specified in Section 2.6 or required by law, a written notice setting out the place, date and hour of any regular or special meeting shall be given to each holder of shares entitled to vote not less than ten days nor more than 60 days prior to the date of the meeting; provided, that notice of a meeting at which there is to be considered a proposal (i) to dispose of all, or substantially all, of the property and assets of the corporation or (ii) to dissolve the corporation, shall be given to all shareholders of record, whether or not entitled to vote; and provided further, that notice of a meeting at which there is to be considered a proposal to adopt a plan of merger or exchange shall be given to all shareholders of record, whether or not entitled to vote, at least 14 days prior thereto. Notice of any special meeting shall state the purpose or purposes of the proposed meeting, and the business transacted at all special meetings shall be confined to the purposes stated in the notice.
     2.6) Waiver of Notice. A shareholder may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a shareholder is a waiver of notice of that meeting unless the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened, or objects before a vote on an item of business because the item may not be lawfully considered at such meeting and does not participate in the consideration of the item at such meeting.
     2.7) Quorum and Adjourned Meeting. The holders of a majority of the voting power of the shares entitled to vote at a meeting, represented either in person or by proxy, shall constitute a quorum for the transaction of business at any regular or special meeting of shareholders. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally present leaves less than the proportion or number otherwise required for a quorum. In case a quorum is not present at any meeting, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite number of shares entitled to vote shall be represented. At such adjourned meeting at which the required amount of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the original meeting.
     2.8) Voting. At each meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person or by proxy duly appointed by an instrument in writing subscribed by such shareholder. Each shareholder shall have one vote for each share having voting power standing in each shareholder’s name on the books of the corporation except as may be otherwise provided in the terms of the share. Upon the demand of any shareholder, the vote for directors or the vote upon any question before the meeting shall be by ballot. All elections shall be determined and all questions decided by a majority vote of the number of shares entitled to vote and represented at any meeting at which there is a quorum except in such cases as shall otherwise be required by statute or the Articles of Incorporation.

     2.9) Nomination of Director Candidates. Only persons who are nominated in accordance with the procedures set forth in this Section 2.9 shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of shareholders (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures hereinafter set forth in this section.
(a) Timing of Notice. Nominations by shareholders shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a shareholder’s notice of nominations to be made at an annual meeting of shareholders must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. If a special meeting of shareholders of the corporation is called in accordance with Section 2.2 for the purpose of electing one or more directors to the Board of Directors or if a regular meeting other than an annual meeting is held, for a shareholder’s notice of nominations to be timely it must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such special meeting or such regular meeting or, if later, within 10 days after the first public announcement of the date of such special meeting or such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular or special meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as described above.
(b) Content of Notice. A shareholder’s notice to the corporation of nominations for a regular or special meeting of shareholders shall set forth (A) as to each person whom the shareholder proposes to nominate for election or re-election as a director: (i) such person’s name, age, business address and residence address and principal occupation or employment, (ii) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (iii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (B) as to the shareholder giving the notice: (i) the name and address, as they appear on the corporation’s books, of such shareholder, (ii) the class or series (if any) and number of shares of the corporation that are beneficially owned by such shareholder, and (iii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote for the election of directors and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the secretary of the corporation the information required to be set forth in a shareholder’s notice of nomination that pertains to a nominee.
(c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The officer of the corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and the defective nomination shall be disregarded.
(d) Public Announcement. For purposes of this Section and Section 2.10, “public announcement” means disclosure (i) when made in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service, (ii) when filed in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended, or (iii) when mailed as the notice of the meeting pursuant to Section 2.5.
     2.10) Advance Notice of Shareholder Proposals. As provided in Section 2.2, the business conducted at any special meeting of shareholders of the corporation shall be limited to the purposes stated in the notice of the special meeting pursuant to Section 2.5. At any regular meeting of shareholders of the corporation, only such business (other than the nomination and election of directors, which shall be subject to Section 2.9) may be conducted as shall be appropriate for consideration at the meeting of shareholders and as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any shareholder of the corporation entitled to vote at the meeting who complies with the notice procedures hereinafter set forth in this Section.
(a) Timing of Notice. For such business to be properly brought before any regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder’s notice of any such business to be conducted at an annual meeting must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting of shareholders. If, however, the date of the annual meeting of shareholders is more than 30 days before or after such anniversary date, notice by a shareholder shall be timely only if so delivered or so mailed and received not less than 90 days before such annual meeting or, if later, within 10 days after the first public announcement of the date of such annual meeting. To be timely, a shareholder’s notice of any such business to be conducted at a regular meeting other than an annual meeting must be delivered to the secretary of the corporation, or mailed and received at the principal executive office of the corporation, not less than 90 days before such regular meeting or, if later, within 10 days after the first public announcement of the date of such regular meeting. Except to the extent otherwise required by law, the adjournment of a regular meeting of shareholders shall not commence a new time period for the giving of a shareholder’s notice as required above.
(b) Content of Notice. A shareholder’s notice to the corporation shall set forth as to each matter the shareholder proposes to bring before the regular meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation’s books, of the shareholder proposing such business, (iii) the class or series (if any) and number of shares of the corporation that are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business, and (v) a representation that the shareholder is a holder of record of shares entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to make the proposal.

(c) Consequences of Failure to Give Timely Notice. Notwithstanding anything in these Bylaws to the contrary, no business (other than the nomination and election of directors) shall be conducted at any regular meeting except in accordance with the procedures set forth in this Section. The officer of the corporation chairing the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the procedures described in this Section and, if such officer should so determine, such officer shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted. Nothing in this Section shall be deemed to preclude discussion by any shareholder of any business properly brought before the meeting in accordance with these Bylaws.
(d) Compliance with Law. Notwithstanding the foregoing provisions of this Section, a shareholder shall also comply with all applicable requirements of Minnesota law and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.
     2.11) Order of Business. The suggested order of business at any regular meeting and, to the extent appropriate, at all other meetings of the shareholders shall, unless modified by the presiding chairman, be:
(a)	Call of roll

(b)	Proof of due notice of meeting or waiver of notice

(c)	Determination of existence of quorum

(d)	Reading and disposal of any unapproved minutes

(e)	Reports of officers and committees

(f)	Election of directors

(g)	Unfinished business

(h)	New business

(i)	Adjournment.
ARTICLE 3.
DIRECTORS
     3.1) General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors.
     3.2) Number, Term and Qualifications. The Board of Directors shall consist of one or more members. At each regular meeting, the shareholders shall determine the number of directors; provided, that between regular meetings the authorized number of directors may be increased or decreased by the shareholders or increased by the Board of Directors. Each director shall serve for an indefinite term that expires at the next regular meeting of shareholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal as provided by statute.
     3.3) Vacancies. Vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining members of the Board, though less than a quorum; provided, that newly created directorships resulting from an increase in the authorized number of directors shall be filled by the affirmative vote of a majority of the directors serving at the time of such increase. Persons so elected shall be directors until their successors are elected by the shareholders, who may make such election at the next regular or special meeting of the shareholders.
     3.4) Quorum and Voting. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the directors present may adjourn a meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment even though the withdrawal of a number of directors originally present leaves less than the proportion or number otherwise required for a quorum. Except as otherwise required by law or the Articles of Incorporation, the acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board of Directors.
     3.5) Board Meetings; Place and Notice. Meetings of the Board of Directors may be held from time to time at any place within or without the State of Minnesota that the Board of Directors may designate. In the absence of designation by the Board of Directors, Board meetings shall be held at the principal executive office of the corporation, except as may be otherwise unanimously agreed orally, or in writing, or by attendance. Any director may call a Board meeting by giving two days’ notice to all directors of the date and time of the meeting. The notice need not state the purpose of the meeting, and may be given by mail, telephone, telegram, electronic transmission, or in person. If a meeting schedule is adopted by the Board, or if the date and time of a Board meeting has been announced at a previous meeting, no notice is required.
     3.6) Waiver of Notice. A director may waive notice of any meeting before, at or after the meeting, in writing, orally or by attendance. Attendance at a meeting by a director is a waiver of notice of that meeting unless the director objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting.
     3.7) Participation By Remote Communication. A director may participate in a Board meeting by conference telephone, or, if authorized by the Board, by any other means of remote communication through which the director, other directors so participating, and all directors physically present at the meeting may participate with each other during the meeting. A director so participating is deemed present at the meeting.
     3.8) Absent Directors. A director may give advance written consent or opposition to a proposal to be acted on at a Board meeting. If the director is not present at the meeting, consent or opposition to a proposal does not constitute presence for purposes of determining the existence of a quorum, but consent or opposition shall be counted as a vote in favor of or against the proposal and shall be entered in the minutes of the meeting, if the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected.
     3.9) Compensation. Directors who are not salaried officers of the corporation shall receive such fixed sum and expenses per meeting attended or such fixed annual sum or both as shall be determined from time to time by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving proper compensation therefor.

     3.10) Committees. The Board of Directors may, by resolution approved by affirmative vote of a majority of the Board, establish committees having the authority of the Board in the management of the business of the corporation only to the extent provided in the resolution. Committees may include a special litigation committee consisting of one or more independent directors or other independent persons to consider legal rights or remedies of the corporation and whether those rights and remedies should be pursued. Each such committee shall consist of one or more natural persons (who need not be directors) appointed by the affirmative vote of a majority of the directors present, and shall, other than special litigation committees and (to the extent required by applicable law and regulations) audit committees, be subject at all times to the direction and control of the Board. A majority of the members of a committee present at a meeting shall constitute a quorum for the transaction of business.
     3.11) Order of Business. The suggested order of business at any meeting of the Board of Directors shall, to the extent appropriate and unless modified by the presiding chairman, be:
(a)	Roll call

(b)	Proof of due notice of meeting or waiver of notice, or unanimous presence and declaration by presiding chairman

(c)	Determination of existence of quorum

(d)	Reading and disposal of any unapproved minutes

(e)	Reports of officers and committees

(f)	Election of officers

(g)	Unfinished business

(h)	New business

(i)	Adjournment.
ARTICLE 4.
OFFICERS
     4.1) Number and Designation. The corporation shall have one or more natural persons exercising the functions of the offices of chief executive officer and chief financial officer. The Board of Directors may elect or appoint such other officers or agents as it deems necessary for the operation and management of the corporation including, but not limited to, a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall have the powers, rights, duties and responsibilities set forth in these Bylaws unless otherwise determined by the Board. Any of the offices or functions of those offices may be held by the same person.
     4.2) Election, Term of Office and Qualification. At the first meeting of the Board following each election of directors, the Board shall elect officers, who shall hold office until the next election of officers or until their successors are elected or appointed and qualify; provided, however, that any officer may be removed with or without cause by the affirmative vote of a majority of the Board of Directors present (without prejudice, however, to any contract rights of such officer).
     4.3) Resignation. Any officer may resign at any time by giving written notice to the corporation. The resignation is effective when notice is given to the corporation, unless a later date is specified in the notice, and acceptance of the resignation shall not be necessary to make it effective.
     4.4) Vacancies in Office. If there be a vacancy in any office of the corporation, by reason of death, resignation, removal or otherwise, such vacancy may, or in the case of a vacancy in the office of chief executive officer or chief financial officer shall, be filled for the unexpired term by the Board of Directors.
     4.5) Chief Executive Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief executive officer (a) shall have general active management of the business of the corporation; (b) shall, when present and in the absence of the Chairman of the Board, preside at all meetings of the shareholders and Board of Directors; (c) shall see that all orders and resolutions of the Board are carried into effect; (d) shall sign and deliver in the name of the corporation any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the corporation, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Articles, these Bylaws or the Board to some other officer or agent of the corporation; (e) may maintain records of and certify proceedings of the Board and shareholders; and (f) shall perform such other duties as may from time to time be assigned to the chief executive officer by the Board.
     4.6) Chief Financial Officer. Unless provided otherwise by a resolution adopted by the Board of Directors, the chief financial officer (a) shall keep accurate financial records for the corporation; (b) shall deposit all monies, drafts and checks in the name of and to the credit of the corporation in such banks and depositories as the Board of Directors shall designate from time to time; (c) shall endorse for deposit all notes, checks and drafts received by the corporation as ordered by the Board, making proper vouchers therefor; (d) shall disburse corporate funds and issue checks and drafts in the name of the corporation, as ordered by the Board; (e) shall render to the chief executive officer and the Board of Directors, whenever requested, an account of all transactions undertaken as chief financial officer and of the financial condition of the corporation; and (f) shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
     4.7) Chairman of the Board. The Chairman of the Board shall preside at all meetings of the shareholders and of the Board and shall exercise general supervision and direction over the more significant matters of policy affecting the affairs of the corporation, including particularly its financial and fiscal affairs.
     4.8) President. Unless otherwise determined by the Board, the President shall be the chief executive officer. If an officer other than the President is designated chief executive officer, the President shall perform such duties as may from time to time be assigned to the President by the Board. If the office of Chairman of the Board is not filled, the President shall also perform the duties set forth in Section 4.7.
     4.9) Vice President. Each Vice President shall have such powers and shall perform such duties as may be specified in these Bylaws or prescribed by the Board of Directors. In the event of absence or disability of the President, the Board of Directors may designate a Vice President or Vice Presidents to succeed to the power and duties of the President.

     4.10) Secretary. The Secretary shall, unless otherwise determined by the Board, be secretary of and attend all meetings of the shareholders and Board of Directors, and may record the proceedings of such meetings in the minute book of the corporation and, whenever necessary, certify such proceedings. The Secretary shall give proper notice of meetings of shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
     4.11) Treasurer. Unless otherwise determined by the Board, the Treasurer shall be the chief financial officer of the corporation. If an officer other than the Treasurer is designated chief financial officer, the Treasurer shall perform such duties as may be prescribed by the Board of Directors or the chief executive officer from time to time.
     4.12) Delegation. Unless prohibited by a resolution approved by the affirmative vote of a majority of the directors present, an officer elected or appointed by the Board may delegate in writing some or all of the duties and powers of such officer to other persons.
ARTICLE 5.
INDEMNIFICATION
     5.1) Indemnification. The corporation shall indemnify such persons, for such expenses and liabilities, in such manner, under such circumstances, and to such extent, as permitted by Minnesota Statutes, Section 302A.521, as now enacted or hereafter amended and any successor statute and amendments thereto.
ARTICLE 6.
SHARES AND THEIR TRANSFER
     6.1) Certificated or Uncertificated Stock. Shares of the corporation may be certificated, uncertificated, or a combination thereof. A certificate representing shares of the corporation shall be in such form as the Board of Directors may prescribe, certifying the number of shares of stock of the corporation owned by such shareholder. The certificates for such stock shall be numbered (separately for each class) in the order in which they are issued and shall, unless otherwise determined by the Board, be signed by the chief executive officer, the chief financial officer, or any other officer of the corporation. A signature upon a certificate may be a facsimile. Certificates on which a facsimile signature of a former officer, transfer agent or registrar appears may be issued with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
     6.2) Stock Record. As used in these Bylaws, the term “shareholder” shall mean the person, firm or corporation in whose name outstanding shares of capital stock of the corporation are currently registered on the stock record books of the corporation. The corporation shall keep, at its principal executive office or at another place or places within the United States determined by the Board, a share register not more than one year old containing the names and addresses of the shareholders and the number and classes of shares held by each shareholder. The corporation shall also keep at its principal executive office or at another place or places within the United States determined by the Board, a record of the dates on which certificates representing shares or transaction statements representing shares were issued.

     6.3) Transfer of Shares. Transfer of shares on the books of the corporation may be authorized only by the registered holder of such shares (or the shareholder’s legal representative or duly authorized attorney in fact). In the case of shares represented by a certificate, transfer of such shares shall only occur upon surrender of the certificate duly endorsed, while transfer of uncertificated shares shall only occur upon a shareholder’s compliance with such procedures the corporation or its transfer agent may require. The shareholder in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided, that when any transfer of shares shall be made as collateral security and not absolutely, such fact, if known to the corporation or to the transfer agent, shall be so expressed in the entry of transfer; and provided, further, that the Board of Directors may establish a procedure whereby a shareholder may certify that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners.
     6.4) Lost Certificate. Any shareholder claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact in such form as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity in form and with one or more sureties satisfactory to the Board of at least double the value, as determined by the Board, of the stock represented by such certificate in order to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of such certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to have been destroyed or lost.
ARTICLE 7.
GENERAL PROVISIONS
     7.1) Record Dates. In order to determine the shareholders entitled to notice of and to vote at a meeting, or entitled to receive payment of a dividend or other distribution, the Board of Directors may fix a record date which shall not be more than 60 days preceding the date of such meeting or distribution. In the absence of action by the Board, the record date for determining shareholders entitled to notice of and to vote at a meeting shall be at the close of business on the day preceding the day on which notice is given, and the record date for determining shareholders entitled to receive a distribution shall be at the close of business on the day on which the Board of Directors authorizes such distribution.
     7.2) Distributions; Acquisitions of Shares. Subject to the provisions of law, the Board of Directors may authorize the acquisition of the corporation’s shares and may authorize distributions whenever and in such amounts as, in its opinion, the condition of the affairs of the corporation shall render it advisable.
     7.3) Fiscal Year. The fiscal year of the corporation shall be established by the Board of Directors.
     7.4) Seal. The corporation shall have such corporate seal or no corporate seal as the Board of Directors shall from time to time determine.
     7.5) Securities of Other Corporations.

(a) Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation (i) to attend and to vote at any meeting of security holders of other companies in which the corporation may hold securities; (ii) to execute any proxy for such meeting on behalf of the corporation; and (iii) to execute a written action in lieu of a meeting of such other company on behalf of this corporation. At such meeting, by such proxy or by such writing in lieu of meeting, the chief executive officer shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.
(b) Purchase and Sale of Securities. Unless otherwise ordered by the Board of Directors, the chief executive officer shall have full power and authority on behalf of the corporation to purchase, sell, transfer or encumber securities of any other company owned by the corporation which represent not more than ten percent of the outstanding securities of such issue, and may execute and deliver such documents as may be necessary to effectuate such purchase, sale, transfer or encumbrance. The Board of Directors may from time to time confer like powers upon any other person or persons.
     7.6) Shareholder Agreements. In the event of any conflict or inconsistency between these Bylaws, or any amendment thereto, and any shareholder control agreement as defined in Minnesota Statutes, Section 302A.457, whenever adopted, such shareholder control agreement shall govern.
ARTICLE 8.
MEETINGS
     8.1) Telephone Meetings and Participation. A conference among directors by any means of communication through which the directors may simultaneously hear each other during the conference constitutes a Board meeting, if the same notice is given of the conference as would be required for a meeting, and if the number of directors participating in the conference would be sufficient to constitute a quorum at a meeting. Participation in a meeting by that means constitutes presence in person at the meeting. A director may participate in a Board meeting not heretofore described in this paragraph, by any means of communication through which the director, other directors so participating by similar means of communications, and all directors physically present at the meeting may simultaneously hear each other during the meeting. Participation in a meeting by that means constitutes presence in person at the meeting. The provisions of this section shall apply to Committees and members of Committees to the same extent as they apply to the Board and directors.
     8.2) Authorization Without Meeting. Any action of the the Board of Directors or any committee of the corporation which may be taken at a meeting thereof, may be taken without a meeting if authorized by a writing signed by all of the directors (unless less than unanimous action is permitted by the Articles of Incorporation), or by all of the members of such committee, as the case may be.

ARTICLE 9.
AMENDMENTS OF BYLAWS
     9.1) Amendments. Unless the Articles of Incorporation provide otherwise, these Bylaws may be altered, amended, added to or repealed by the affirmative vote of a majority of the members of the Board of Directors. Such authority in the Board of Directors is subject to the power of the shareholders to change or repeal such Bylaws, and the Board of Directors shall not make or alter any Bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies on the Board, or fixing the number of directors or their classifications, qualifications or terms of office, but the Board may adopt or amend a Bylaw to increase the number of directors.
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     The undersigned, David L. Martin, Chief Executive Officer of Cardiovascular Systems, Inc., hereby certifies that the foregoing Amended and Restated Bylaws were duly adopted as the Bylaws of the corporation by its Board of Directors and shareholders as of December 6, 2007.

/s/ David L. Martin
David L. Martin, Chief Executive Officer

Attest:

/s/ James Flaherty
James Flaherty, Chief Financial Officer